                                                                      EXHIBIT 11


                         YORK INTERNATIONAL CORPORATION

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS



                                                              Years Ended December 31,
                                                    --------------------------------------------
                                                       1994             1995             1996
                                                    ----------       ----------       ----------
Shares used in computation of per share earnings
  primary shares:
    Average shares outstanding                      37,134,000       40,630,000       43,149,000
    Equivalent effect of options outstanding           263,000                -          701,000
                                                    ----------       ----------       ----------
Shares used in computation of primary earnings
  per share                                         37,397,000       40,630,000       43,950,000
                                                    ==========       ==========       ==========